                                    AGREEMENT



  AGREEMENT made this 31 day of December, 1995 by and between Citizens Security Group, Inc., a Minnesota corporation, hereinafter "Citizens", and Adjusting Unlimited, Inc., a Minnesota corporation, hereinafter "Adjusting".

                                R E C I T A L S :

(R1) Citizens is a Minnesota corporation in the business of providing insurance for individuals, businesses and others in the State of Minnesota and other states.

(R2) Adjusting is in the business of providing services on behalf of insurance companies including adjusting claims for said insurance companies.

(R3) Citizens desires to have Adjusting adjust claims on its behalf and Adjusting is willing to provide said adjusting services.

     WHEREFORE, based on the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

     1. APPOINTMENT AND ACCEPTANCE. Citizens does hereby appoint Adjusting as an authorized party to adjust claims on Citizens behalf. Said appointment in nonexclusive and Citizens reserves the right to appoint other parties to adjust claims. Adjusting does hereby accept the appointment and agrees to provide Adjusting services on behalf of Citizens according to the terms of this Agreement and industry standards.

     2. COMPENSATION. As and for its agreement to adjust claims on behalf of Citizens, Adjusting shall be paid by Citizens a retainer amount of Fifty thousand and no/100 ($50,000.00) dollars per month payable on a monthly basis. This amount will be increased on January 1 of each year at the rate of Citizens premium growth for the previous year. Said amount shall be paid during the entire term of this Agreement and shall not be changed except upon the mutual agreement of the parties to this Agreement.



                                                                        12-15-95

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     3. OBLIGATIONS.  Adjusting agrees to provide adjusting services on behalf of Citizens on claims assigned to Adjusting by Citizens as per Addendum
        A. Adjusting further agrees to follow such procedures in regard to adjusting claims, payment of claims, releases and other matters as are directed by Citizens from time to time.

     4. OTHER COMPANIES. In the event Adjusting provides adjusting services to insurance companies other than Citizens, and in part consideration for the loan provided by Citizens and the weekly retainer provided by Citizens, Adjusting agrees to pay Citizens fifty (50%) percent of all net pre-tax profits earned by Adjusting in providing adjusting services to other insurance companies. Adjusting agrees to provide to Citizens an accounting on a quarterly basis in regard to all adjusting services provided to other insurance companies, including the income from said services, the expenses attributed to said services and the amount due Citizens. Payments shall be made by Adjusting to Citizens for Citizens' fifty (50%) percent share of the net profits from said other adjusting services on or before the 15th day of the end of each quarter commencing April 15, 1996.

     5. INSURANCE. Adjusting agrees to obtain professional and general liability insurance and workers compensation insurance from companies licensed to do business in the State of Minnesota and with such coverage's in such amounts as agreed to by the parties. Adjusting shall provide Citizens with proof of said insurance periodically as requested by Citizens.

     6. TERMINATION. Either party may terminate this Agreement upon one hundred eighty (180) days written notice to the other party.

     7. DISPUTES. All claims, disputes or issues relating to or arising out of this Agreement shall be submitted for resolution by arbitration and only after efforts by the parties to resolve the dispute have been exhausted. The parties may agree on some other alternative dispute resolution method. In the event the parties are unable to agree to the arbitration procedure, arbitrators of some other form of dispute resolution, the arbitration shall be in accordance with the rules of the American Arbitration Association before an arbitrator who is licensed to practice law in the State of Minnesota. Each party shall equally share the fees and costs of the arbitration and arbitrator.
        The agreement to arbitrate shall survive the termination of this Agreement.

     8. NO AUTHORITY. Adjusting is prohibited from making any contract or agreement in the name of Citizens except as approved by Citizens in writing or as otherwise authorized in this Agreement.

     9. TERM. This contract will be in effect January 1, 1996 and terminate January 1 1999.


                                                                        12-15-95

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     10.  INDEPENDENT PARTY.  Nothing herein shall be construed to ascribe unto
          Adjusting a status other than that of an independent contractor. Further, nothing contained herein shall be construed to establish a partnership or joint venture relationship between the parties. Adjusting is an independent contractor with full and complete liberty to use its own free and uncontrolled judgment and discretion as to the method of performance of each obligation and undertaking by Adjusting.

     11. INDEMNIFICATION. The parties hereto hereby indemnify and hold the other harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (I) by reason of any untrue statement or alleged untrue statement of any material fact contained in this Agreement; (II) by reason of or in connection with the execution and delivery or transfer of or payment failure to pay under this Agreement; (III) by reason of any action by the other party not
          contemplated or authorized in this Agreement;   provided,  however,
          that the parties do not indemnify the other regarding any claims, damages, losses, liabilities, costs or expenses, to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the other.

     12. NONASSIGNABILITY. This Agreement and all rights accruing hereunder shall not be assigned by either party without the prior consent of the other. If Citizens is sold, acquired, or merged with any other company, Adjusting will have the option to terminate this Agreement on the date of sale, acquisition, or merger.

     13. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and shall not be amended except in writing executed by both parties.

     14. BINDING AGREEMENT. This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     16. HEADINGS. Paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     17. NOTICES. Any notice to be given hereunder by any party to the other party must be in writing and shall be deemed to be delivered and, regardless of whether actually received, upon States Postal services, in a prepaid wrapper, sent either certified or registered mail and addressed to whom such notice is to be given, at the address set forth below, or at such other address as any party hereto may designate to the other party hereto by the giving of notice as provided herein:


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If to Citizens:

          Citizens Security Group, Inc.
          P.O. Box 3500
          Red Wing, MN 55066

          Attn:  Kirk D. Simmons                                        12-15-95



If to Adjusting:

          Adjusting Unlimited, Inc.
          P.O. Box 241
          Red Wing, MN 55066

          Attn:  Andrew Schoenecker



     IN WITNESS WHEREOF, the parties executed this Agreement the day and year first above written.

                              Citizens Security Group, Inc.

                              By: /s/ Kirk D. Simmons
                                  ------------------------------
                                     Its: Vice President

                              Adjusting Unlimited, Inc.

                              By:  /s/ Andy Schoenecker
                                   -----------------------------

                                      Its: President



                                                                        12-15-95

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                                   ADDENDUM A



Claims handling contract:

For the set fee, Adjusting Unlimited Inc. will complete the following procedures for the following types of losses:

A.  First and Third Party Property damage:

   Property damage claims should exceed $2,500 and be less than $25,000 in total damages. Exceptions are made for losses involving coverage issues or when documentation of damages is needed for pursuit of recovery. Catastrophe related claims are excluded from this contract except as provided below.

  Building damage:

   1. photos of the scene and risk
   2. diagram of damaged areas
   3. obtain an agreed price on the cost of repairs or replacement
   4. conduct an Insurance to Value review when feasible
   5. investigate subrogation or contribution potential.
   6. issue Insurer checks if authority is granted from Insurer

  Theft losses greater than $10,000 and less than $25,000:

   1. photo scene
   2. contact investigation officer
   3. obtain signed police report authorization form
   4. gather support documentation from insured issue Insurer checks if authority is granted from Insurer
   5. verify amounts submitted by insured

  Catastrophe related claims ( involving claim volume greater than 15 from one storm). AUI will handle the first 15 claims resulting from a catastrophe at no additional fee. Reporting will consist of:

   1. photos of the scene and risk
   2. obtain an agreed price on the cost of repairs or replacement
   3. issue Insurer checks if authority is granted from Insurer

B. Automobile damage:

   AUI will investigate auto damage losses involving questionable condition of the vehicle, pre-existing damage, and when total loss is questionable. Catastrophe related claims are excluded from this contract.

   1. obtain photos of the damaged vehicle
   2. obtain CCC list for vehicle

      Agreed prices on the cost to repair will be available in Ohio, Iowa, Northern Minnesota and North Dakota.

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C. Bodily Injury Investigations:

    Bodily Injury investigations will be limited to claims requiring on site investigation to rule out liability or require physical evidence to be obtained by an outside representative. This includes losses involving death or severe injury.

The investigation will include:

   1. photos as needed
   2. authorizations for records
   3. recorded interviews as per definition below
   4. medical records as per below
   5. an analysis of liability if requested

D. Subrogation Investigations will include:

   1. Obtain a fire or police report authorization.
   2. list all potential tort feasors; giving the name, address, phone number and contact name.
   3. secure necessary evidence for pursuit of tort feasor.
   4. obtain support documentation if available.

E. Salvage:

we will advise of salvage potential and contact a salvor if requested to do so.

F. Business income:

   1. gather the documentation being submitted by the insured to support his BI claim.

   2. determine the time period it SHOULD HAVE TAKEN TO restore operation to pre-loss condition. note: for AUI to do the adjusting of business income losses, an addition fee may be charged.

G. Recorded statements:

    AUI will take in person recorded interviews for situations involving:

   1. phone contact is unsuccessful and face to face meeting is beneficial
   2. Complex situations requiring an adjuster's physical presence to comprehend.

H. Record pick ups:

   AUI will pick up or deliver records if one of the following occurs:

   1. any time the records can't be obtained by mail.
   2. records required in less than 3 days
   3. deliveries which can't be completed by normal mail

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I. Photo copying:

    Pick up and delivery are included in the contract, however the cost to obtain the copies or records is a direct expense to the insurer.

The contract amount with AUI will cover the costs of:

- -  labor
- -  photos
- -  vehicle use and mileage
- -  tax on investigation services (a Minnesota tax)
- -  long distance telephone and fax fees

Contact and reporting:

AUI will contact the insured and or claimant with 24 hours of receipt of the assignment and same day whenever possible. Reports will be completed in 14 day intervals until the assignment is completion. In addition, 5 day acknowledgment reports will be submitted on first party property losses.